Exhibit 16.1

January 28, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Securitize Holdings, Inc.   under the section titled “CHANGE IN CO-REGISTRANT’S CERTIFYING ACCOUNTANT” in its Form S-4 dated January 28, 2026. We agree with the statements concerning our Firm in such Form S-4; we are not in a position to agree or disagree with other statements of Securitize Holdings, Inc. contained therein.

Very truly yours,

/s/ Wolf & Company, P.C.